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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12 (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Interactive Pictures Corporation
             (Exact Name of Registrant as Specified in its Charter)

                Tennessee                                62-1275544
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 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

          1009 Commerce Park Dr.
              Oak Ridge, TN                                 37830
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 (Address of Principal Executive Offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class to be              Name of Each Exchange on Which
              so Registered                    Each Class is to be Registered
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                   None                                     None


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
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                                (Title of class)


                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.


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                  A description of the common stock, par value $0.001 per share, of the Registrant is set forth under the caption "Description of Capital Stock -- Common Stock" in the Registration
                  Statement on Form S-1 (File No. 333-78983) as filed in amended form with the Securities and Exchange Commission on July 30, 1999, which description is incorporated herein by reference.

Item 2.           Exhibits.

                  The following sets forth the list of exhibits filed herewith and is also the exhibit index.

Exhibit Number                        Description                           Page
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
     3.1              Amended and Restated Charter of the Registrant          *

     3.2              Amended and Restated By-Laws of the Registrant          *

     4.1              Form of Stock Certificate                               *

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*        Incorporated by reference to File No. 333-78983 as filed on May 21,
         1999 and amended on July 14, 1999 and July 30, 1999


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           INTERACTIVE PICTURES CORPORATION

                           By:   /s/ James M. Phillips           July 30, 1999
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                                 James S. Phillips               Date
                                 Chairman and
                                 Chief Executive Officer